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                                                                    EXHIBIT 23.2





                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Molex Incorporated on Form S-8 of our reports dated July 22, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Molex Incorporated for the year ended June 30, 1997 and to the reference to us under the heading "Item 3: Incorporation of Documents by Reference" which is part of this registration statement.


DELOITTE & TOUCHE LLP


Chicago, Illinois
October 16, 1997